EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Vanguard Tax-Managed Funds
File Number: 811-07175
Registrant CIK Number: 00000923202


Items 72, 73 and 74

     Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72 through 74 completely, the Registrant has set forth in their entirety the complete responses to the indicated Items or Sub-Items below, in accordance with verbal instructions provided to the Registrant by the staff of the Commission on September 20, 2002, and September 23, 2002.



Series 5 SEC identifier S000004386 Vanguard Developed Markets Index
Class 1 SEC identifier C000135478
Class 2 SEC identifier C000012140
Class 3 SEC identifier C000012141
Class 4 SEC identifier C000135477
Class 5 SEC identifier C000051262

Item 72DD

1. Total Income dividends for which record date passed during the period                                            $27,199
2. Dividends for a second class of open-end company shares                                                          $386,199
3. Dividends for a third class of open-end company shares                                                           $320,992
4. Dividends for a forth class of open-end company shares  							    $273,211
5. Dividends for a fifth class of open-end company shares  							    $1,731,736

Item 73

Distributions per share for which record date passed during the period:

A)      1. Dividends from net investment income									    $0.300
	2. Dividends from a second class of open-end company shares                                                 $0.400
        3. Dividends from a third class of open-end company shares                                                  $0.400
	4. Dividends for a fifth class of open-end company shares                                                   $0.630
	5. Dividends for a sixth class of open-end company shares                                                   $1.243


Item 74

U)      1. Number of shares outstanding                                                                            85,161
        2. Number of shares outstanding for a second class of shares of open-end company shares                   1,053,330
        3. Number of shares outstanding for a third class of shares of open-end company shares                    831,371
	4. Number of shares outstanding for a fourth class of shares of open-end company shares                   447,837
	5. Number of shares outstanding for a fifth class of shares of open-end company shares			1,526,002

V)      1. Net asset value per share (to the nearest cent)                                                        $11.16
        2. Net asset value per share of a second class open-end company shares (to the nearest cent)              $14.41
        3. Net asset value per share of a third class open-end company shares (to the nearest cent)     	  $14.43
	4. Net asset value per share of a fourth class open-end company shares (to the nearest cent)     	  $22.56
	5. Net asset value per share of a fifth class open-end company shares (to the nearest cent)		  $44.83

Items 74A-74T

Condensed balance sheet data:(in thousands except per share amounts)


74F-$105,579,059
74N-$107,885,773
74T-$106,636,529

